Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 and S-3 (File Nos. 2-83780, 2-81019, 2-60469, 33-42536, 33-65077, 33-54045, 333-43017, 333-55667 and 333-55669) of Carpenter Technology Corporation and subsidiaries of our reports dated July 27, 2000, relating to the consolidated financial statements and financial statement schedule, which reports appear in this Form 10-K.

s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 26, 2000